FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Certificate, Amendment or Withdrawal of Designation

**NRS 78.1955, 78.1955(6)**

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☒ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

| | |
|---|---|
| **1. Entity information:** | Name of entity: REGEN BIOPHARMA, INC<br>Entity or Nevada Business Identification Number (NVID): NV20121260053 |
| **2. Effective date and time:** | For Certificate of Designation or Amendment to Designation Only (Optional): Date: 03/06/2023 Time:<br>(must not be later than 90 days after the certificate is filed) |
| **3. Class or series of stock:** (Certificate of Designation only) | The class or series of stock being designated within this filing: |
| **4. Information for amendment of class or series of stock:** | The original class or series of stock being amended within this filing: |
| **5. Amendment of class or series of stock:** | ☐ Certificate of Amendment to Designation- Before Issuance of Class or Series<br>As of the date of this certificate no shares of the class or series of stock have been issued.<br>☒ Certificate of Amendment to Designation- After Issuance of Class or Series<br>The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation. |
| **6. Resolution:** Certificate of Designation and Amendment to Designation only) | By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*<br>Section 2. of the CERTIFICATE OF DESIGNATIONS OF THE SERIES AA PREFERRED STOCK OF REGEN BIOPHARMA, INC. shall Continue... |
| **7. Withdrawal:** | Designation being Withdrawn: Date of Designation:<br>No shares of the class or series of stock being withdrawn are outstanding.<br>The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * |
| **8. Signature:** (Required) | X [signature]<br>Signature of Officer<br>Date: 2/3/2023 |

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

Amendment to Certificate of Designation After Issuance of Class or Series (AA)

Section 2. of the CERTIFICATE OF DESIGNATIONS OF THE SERIES AA PREFERRED STOCK OF REGEN BIOPHARMA, INC. shall be amended to be and read as follows as of March 6, 2023

**Section 2. Voting Rights.**

(a) Voting. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series AA Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series AA Preferred Stock owned by such holder times seven (7).

(b) Class Vote. Except as otherwise required by law, holders of Common Stock, other series of Preferred issued by the Corporation, and Series AA Preferred Stock shall vote as a single class on all matters submitted to the stockholders.

FRANCISCO V. AGUILAR
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Certificate, Amendment or Withdrawal of Designation

**NRS 78.1955, 78.1955(6)**

☐ Certificate of Designation
☐ Certificate of Amendment to Designation - Before Issuance of Class or Series
☒ Certificate of Amendment to Designation - After Issuance of Class or Series
☐ Certificate of Withdrawal of Certificate of Designation

**TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT**

| | |
|---|---|
| **1. Entity information:** | Name of entity: REGEN BIOPHARMA, INC<br>Entity or Nevada Business Identification Number (NVID): NV20121260053 |
| **2. Effective date and time:** | For Certificate of Designation or Amendment to Designation Only (Optional): Date: 03/06/2023 Time: (must not be later than 90 days after the certificate is filed) |
| **3. Class or series of stock:** (Certificate of Designation only) | The class or series of stock being designated within this filing: |
| **4. Information for amendment of class or series of stock:** | The original class or series of stock being amended within this filing: |
| **5. Amendment of class or series of stock:** | ☐ Certificate of Amendment to Designation- Before Issuance of Class or Series<br>As of the date of this certificate no shares of the class or series of stock have been issued.<br>☒ Certificate of Amendment to Designation- After Issuance of Class or Series<br>The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation. |
| **6. Resolution:** Certificate of Designation and Amendment to Designation only) | By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.*<br>Section 2. of the CERTIFICATE OF DESIGNATIONS OF THE NONCONVERTIBLE SERIES NC PREFERRED STOCK OF Continue... |
| **7. Withdrawal:** | Designation being Withdrawn: Date of Designation:<br>No shares of the class or series of stock being withdrawn are outstanding.<br>The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: * |
| **8. Signature:** (Required) | X [signature] Signature of Officer Date: 2/3/2023 |

* Attach additional page(s) if necessary
This form must be accompanied by appropriate fees.

Amendment to Certificate of Designation After Issuance of Class or Series (NC)

Section 2. of the CERTIFICATE OF DESIGNATIONS OF THE NONCONVERTIBLE SERIES NC PREFERRED STOCK OF REGEN BIOPHARMA, INC. shall be amended to be and read as follows as of March 6, 2023

**Section 2. Voting Rights.**

(a) Voting. With respect to each matter submitted to a vote of stockholders of the Corporation, each holder of Series NC Preferred Stock shall be entitled to cast that number of votes which is equivalent to the number of shares of Series NC Preferred Stock owned by such holder times three hundred and thirty four (334).

(b) Class Vote. Except as otherwise required by law, holders of Common Stock, other series of Preferred issued by the Corporation, and Series NC Preferred Stock shall vote as a single class on all matters submitted to the stockholders.